UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 12, 2024
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 12, 2024, Kennedy-Wilson, Inc. (the “Borrower” or the “Company”), a wholly-owned subsidiary of Kennedy-Wilson Holdings, Inc. (“KWH”), KWH and certain subsidiaries of KWH (the “Subsidiary Guarantors”) entered into a Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”) with a syndicate of lenders, Bank of America, N.A., as administrative agent, BofA Securities, Inc. as joint lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as joint lead arranger and joint bookrunner, and M&T Bank as joint lead arranger and joint bookrunner, pursuant to which the Borrower’s existing unsecured credit facility was amended and restated to provide for, among other things, a $550 million unsecured revolving credit facility (the “Third A&R Facility”).

Loans under the Third A&R Facility bear interest at a rate equal to Daily Simple SOFR or Term SOFR (each as defined in the Third A&R Credit Agreement), as applicable plus between 1.75% and 2.75%, depending on the consolidated leverage ratio as of the applicable measurement date. The Third A&R Facility has a maturity date of September 12, 2027. Subject to certain conditions precedent and at the Borrower’s option, (i) the maturity date of the Third A&R Facility may be extended up to two times, in six-month increments, and (ii) the aggregate amount of the Third A&R Facility may be increased to an amount not exceeding $1 billion.

The Third A&R Facility contains certain covenants that, among other things, limit KWH and certain of its subsidiaries’ ability to incur additional indebtedness, repurchase capital stock or debt, sell assets or subsidiary stock, create or permit liens on assets, engage in transactions with affiliates, enter into sale/leaseback transactions, issue subsidiary equity and enter into consolidations or mergers.

The Third A&R Credit Agreement requires KWH to maintain: (i) a maximum consolidated leverage ratio (as defined in the Third A&R Credit Agreement) of not greater than 65%, measured as of the last day of each fiscal quarter; (ii) a minimum fixed charge coverage ratio (as defined in the Third A&R Credit Agreement) of not less than 1.60 to 1.00, measured as of the last day of each fiscal quarter for the period of four full fiscal quarters then ended; (iii) a minimum consolidated tangible net worth equal to or greater than the sum of 70% of consolidated tangible net worth as of the date of the most recent financial statements available as of September 12, 2024 plus an amount equal to fifty percent (50%) of net equity proceeds received by KWH after the date of the most recent financial statements that are available as of September 12, 2024, measured as of the last day of each fiscal quarter; (iv) a maximum recourse leverage ratio (as defined in the Third A&R Credit Agreement) of not greater than an amount equal to consolidated tangible net worth as of the measurement date multiplied by 1.5, measured as of the last day of each fiscal quarter; (v) a maximum secured recourse leverage ratio (as defined in the Third A&R Credit Agreement) of not greater than 3.5% of consolidated total asset value and 3.5% of consolidated total asset value as of September 12, 2024, measured as of the last day of each fiscal quarter; (vi) a maximum adjusted secured leverage ratio (as defined in the Third A&R Credit Agreement) of not greater than 55%, measured as of the last day of each fiscal quarter; and (vii) liquidity (as defined in the Third A&R Credit Agreement) of at least $75 million. The Third A&R Facility has customary events of default, the occurrence of which may accelerate the outstanding balance under the Third A&R Facility.

The obligations of the Borrower pursuant to the Third A&R Facility are guaranteed by KWH and the Subsidiary Guarantors.

As of September 12, 2024, there are approximately $175,000,000 of outstanding borrowings under the Third A&R Credit Agreement.

The Third A&R Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Third A&R Credit Agreement is a summary and is subject to and qualified in its entirety by reference to Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Offer-Balance Sheet Arrangement.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD.

On September 12, 2024, KWH issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the entry into the Third A&R Credit Agreement.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated September 12, 2024, among Kennedy-Wilson, Inc., as borrower, Kennedy-Wilson Holdings, Inc. and certain subsidiaries of Kennedy-Wilson Holdings, Inc. from time to time party thereto as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as letter of credit issuers.

99.1	Press Release.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: September 13, 2024